Exhibit 77(Q)(1)

                                    Exhibits

(a)(1) Amendment No. 11, effective April 23, 2004, to Trust Instrument is incorporated by reference to Post-Effective Amendment No. 25 to the Registrant's Registration Statement on Form N-1A filed on May 25, 2004.

(a)(2) Amendment No. 12, effective March 24, 2004, to Trust Instrument is incorporated by reference to Post-Effective Amendment No. 25 to the Registrant's Registration Statement on Form N-1A filed on May 25, 2004.